Exhibit 5.1
                          HERTZOG, CALAMARI & GLEASON
                                100 PARK AVENUE
                            NEW YORK, NY 10017-5582
                                 (212) 481-9500
                           TELEFAX: (212) 213-1199 1





                                                               November 25, 1998


                         Pharmaceutical Resources, Inc.
                       Registration Statement on Form S-8
                       ----------------------------------

Dear Sirs:

     We have acted as special counsel for Pharmaceutical Resources, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on the date of this letter with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). This Registration Statement is being filed with respect to 750,000 shares of the common stock of the Company (the "Shares"), par value $.01 per share, issuable upon the exercise of options granted under the Company's 1990 Stock Incentive Plan, as amended (the "Plan").

     You have requested us to express certain opinions in connection therewith. We have examined the Registration Statement, the Company's Certificate of Incorporation and By-laws, each as amended, and minutes of meetings and written consents of the Board of Directors and shareholders of the Company authorizing the transactions contemplated in connection with the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate documents and records of the Company and certificates of public officials and officers of the Company, and have made such other investigations, as we have deemed necessary or appropriate in connection with rendering this opinion. As to questions of fact material to this opinion, we have relied upon certificates of public officials and information supplied to us by officers of the Company.

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

     For purposes of this opinion, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey.

     2. All requisite corporate action has been taken to authorize the issuance of the Shares being registered under the Registration Statement pursuant to the 1933 Act.

     3. The Shares have been duly authorized for issuance and, when issued and sold in accordance with the provisions of the Plans, will be duly and validly issued, fully paid and non-assessable when the Company shall have received therefor all of the consideration provided in the Plans (but not less than the par value thereof).

     We are attorneys admitted to practice in the State of New York and do not purport to be an expert in, or to render any opinion concerning, the laws of any other jurisdiction other than the United States of America and the State of New York. As to all matters of New Jersey law involved in the foregoing opinion, we have relied upon the opinion of Stephen A. Ollendorff, Esq., special New Jersey counsel for the Company, a copy of which is annexed hereto as Exhibit A. Mr. Ollendorff is of counsel to this firm, a business consultant to the Company and a director of the Company. Mr. Ollendorff also owns 2,975 shares of Common Stock and options (vested and unvested) to purchase 71,000 shares of Common Stock.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, to the use of our name as special counsel with respect to the Registration Statement and to all references made to us therein.

                                                     Very truly yours,

                                                     Hertzog, Calamari & Gleason

                                                     Hertzog, Calamari & Gleason


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


Pharmaceutical Resources, Inc.
One Ram Ridge Road
Spring Valley, New York 10977

Attn:  Kenneth I. Sawyer




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


                                             Exhibit A to Exhibit 5.1


                           STEPHEN A. OLLENDORFF, ESQ.
                                 14 LESLIE PLACE
                            TENAFLY, NEW JERSEY 07670



                                                               November 25, 1998


                         Pharmaceutical Resources, Inc.
                       Registration Statement on Form S-8

Dear Sirs:

     I have acted as special New Jersey counsel for Pharmaceutical Resources, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on the date of this letter with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). This Registration Statement is being filed with respect to 750,000 shares of the common stock of the Company (the "Shares"), par value $.01 per share, issuable pursuant to the Company's 1990 Stock Incentive Plan, as amended (the "Plan").

     You have requested me to express certain opinions in connection therewith. I have examined the Registration Statement, the Company's Certificate of Incorporation and By-laws, each as amended, and minutes of meetings and written consents of the Board of Directors and shareholders of the Company authorizing the transactions contemplated in connection with the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other corporate documents and records of the Company and certificates of public officials and officers of the Company, and have made such other investigations, as I have deemed necessary or appropriate in connection with rendering this opinion. As to questions of fact material to this opinion, I have relied upon certificates of public officials and information supplied to me by officers of the Company.

     For purposes of this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified, conformed or photostatic copies.

     Based upon the foregoing, I am of the opinion that:

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

     1. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey.

     2. All requisite corporate action has been taken to authorize the issuance of the Shares being registered under the Registration Statement pursuant to the 1933 Act.

     3. The Shares have been duly authorized for issuance and, when issued and sold in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and non-assessable when the Company shall have received therefor all of the consideration provided in the Plan (but not less than the par value thereof).

     I am an attorney admitted to practice in the State oaf New Jersey and do not purport to be an expert in, or to render any opinion concerning, the laws of any other jurisdiction.

     This opinion is solely for your benefit in connection with the Registration Statement. Except as set forth below, this opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person without my prior written consent.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name as a special New Jersey counsel to the Company with respect to the Registration Statement.

                                                     Very truly yours,

                                                     Stephen A. Ollendorff

                                                     Stephen A. Ollendorff, Esq.

Pharmaceutical Resources, Inc.
One Ram Ridge Road
Spring Valley, New York 10977

Attn:  Kenneth I. Sawyer, Esq.


Hertzog, Calamari & Gleason
100 Park Avenue
New York, New York 10017

Attn:  Angelo P. Lopresti, Esq.


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